Exhibit 4.11

EXECUTION VERSION

GRUPO TELEVISA, S.A.B.

Avenida Vasco de Quiroga 2000

Colonia Santa Fe Zedec

01210 Mexico, D.F.

December 29, 2020

Univision Communications Inc.

605 Third Avenue, 12th Floor

New York, New York 10158

Attn: General Counsel

Email: jschwartz@univision.net

Dear Sir or Madam:

Reference is made to that certain Second Amended and Restated 2011 Program License Agreement (the “PLA”), entered into as of July 1, 2015 and effective as of January 1, 2015, by and between Televisa, S.A. de C.V., and subsequently assigned to Grupo Televisa, S.A.B. (“Li-censor”), and Univision Communications Inc., a Delaware corporation (“ Licensee”). Capitalized terms used but not defined herein shall have the meanings set forth in the PLA.

In connection with the termination of the Amended and Restated Stockholders Agreement by and among BMPI, Broadcast Media Partners Holdings, Inc., Licensee and certain stockholders of BMPI dated as of December 20, 2010, as amended from time to time (the “Old Stockholders Agreement”) and the effectiveness of the Stockholders Agreement by and among BMPI (n/k/a Univision Holdings, Inc.), Broadcast Media Partners Holdings, Inc., Licensee, and certain stock-holders of BMPI, dated as of even date herewith (the “Stockholders Agreement”), Licensor and Licensee hereby agree as follows:

1.	The definition of “Stockholders Agreement” in Annex A of the PLA is hereby amended as follows: “‘Stockholders Agreement’ means that certain Stockholders Agreement by and among BMPI, Broadcast Media Partners Holdings, Inc., Licen-see, and certain stockholders of BMPI, dated as of December 29, 2020.”

2.	The definition of “Televisa Sell-Down” in Annex A of the PLA is hereby amended as follows: “‘Televisa Sell-Down’ means a Governance Fall-Away Event (as defined in the Stockholders Agreement) for Televisa (as defined in the Stockholders Agreement).”

3.	The defined term “Televisa Closing” and its definition are deleted from Annex A of the PLA.

4.	It is acknowledged and agreed that no Qualified Public Offering, whether defined as set forth in the Old Stockholders Agreement or the Stockholders Agreement, occurred on or prior to July 1, 2019.

Except as expressly provided herein, nothing contained in this letter agreement is in-tended to, or should be deemed to, modify, impair or otherwise affect the rights, obligations or remedies of Licensor or Licensee under the PLA. This letter agreement shall terminate automati-cally upon the termination of the PLA.

This Agreement and the negotiation, execution, performance or nonperformance, inter-pretation, termination, construction and all matters based upon, arising out of or related to this Agreement, whether arising in law or in equity, shall be subject to the provisions of Article 15 of the PLA.

Any notices to be delivered to Licensor or Licensee under this letter agreement shall be delivered in accordance with Section 20.5 of the PLA.

This letter agreement may not be amended or modified except in a writing executed by each party hereto. No provision of this letter agreement may be waived except in a writing exe-cuted by the party or parties against whom such waiver is to be enforced. This letter agreement may not be assigned or delegated by either party without the consent of the other party, except that Licensor or Licensee may assign its rights and delegate its duties under this letter agreement to a third party to the extent that such person assigns its rights or delegates its duties to such third party under the PLA as permitted by the terms of the PLA.

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If you are in agreement with the foregoing, please countersign as provided for below. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Signatures delivered by email or telecopy shall have the same effect as the manual original signatures.

Sincerely,

GRUPO TELEVISA, S.A.B.

By:	/s/ Jorge Augustín Lutteroth Echogoyen
	Name:	Jorge Augustín Lutteroth Echogoyen
	Title:	Attorney in Fact

By:	/s/ José Antonio Lara del Olmo
	Name:	José Antonio Lara del Olmo
	Title:	Attorney in Fact

[Signature Page to 2020 PLA Amendment]

Agreed to and accepted as of the date first written above:

UNIVISION COMMUNICATION, INC.

By:	/s/ Jonathan Schwartz
	Name:	Jonathan Schwartz
	Title:	Chief Legal & Corporate Affairs Officer

[Signature Page to 2020 PLA Amendment]